UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party Other than the Registrant ☐

Check the Appropriate Box

☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12.

BGSF, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BGSF + INSPYR Solutions FAQs – NES
Why This Transaction?

Over the past year, BGSF has been conducting a strategic review to evaluate how we can best position the company for long-term growth and value creation. Through this process, it became clear that our Professional Division—including IT Consulting, Finance & Accounting, Managed Solutions, and Nearshore/Offshore Software Engineering—had strong potential to thrive under a new ownership structure.
This led to our decision to enter into a definitive agreement with INSPYR Solutions, a respected leader in technology and talent solutions. The transaction is expected to close second half of 2025 subject to shareholder approval and other customary closing conditions. This move allows BGSF to sharpen its focus on our Property Management Division, while enabling the Professional Division to grow and scale with INSPYR’s support.

About INSPYR Solutions

INSPYR Solutions is a leading provider of technology and talent solutions, offering flexible, customizable solutions to enable clients to achieve their technology initiatives. The acquisition of BGSF’s Professional Division will further expand its service offerings and will augment its Professional services partnerships.

Employee Impact

Q: What does this mean for me?
A: Our purpose, vision, and values remain unchanged—and so does our commitment to excellence.

•Access to more talent: INSPYR Solutions brings a strong track record of recruitment and delivery of services in the technology sector. With a large delivery team based in Brentwood, this transition allows us to respond quickly to talent needs for the Utility.
•Business as Usual: Your current assignments, contacts, and agreements remain unchanged during this transition. We are committed to ensuring a smooth and seamless experience for you.
•A Strong Future: This move positions our Professional Division for long-term success, with continued investment in your development and the services we provide.

Stock & Shareholder Information

Q: I’ve invested in BGSF stock through the ESPP. What happens to my investment?
A: The outcome will depend on the final terms of the transaction. More details will be shared once the deal closes. Please consult your financial advisor for personalized guidance.

Q: As an employee stockholder, do I have voting rights?
A: Yes. Employee stockholders have voting rights and will be part of the shareholder approval process.

Q: Should I seek professional advice regarding the impact on me?
A: Yes. Financial and tax implications differ based on your specific situation. Consulting your personal financial and tax advisors is highly recommended.

Timeline & Next Steps

Q: What are the next steps?
A: We are now in the period between signing and closing. This includes preparing proxy materials, scheduling a shareholder vote, and completing regulatory filings. The transaction is expected to close in the second half of FY25.

Q: What happens if the deal is not approved or does not close?
A: If the deal does not close, BGSF’s Professional Division will continue to operate as it does today.

Communication & Messaging

Q: Can I talk about this with family or customers?
A: Yes. This information is now public. You may share what’s in the public domain, including the press release on our website.

Suggested response:

“BGSF has signed a definitive agreement to divest its Professional Division to INSPYR Solutions. We remain committed to supporting our clients and partners throughout this transition and beyond.”

If asked further:
“I don’t have any additional details to share at this time.”

Q: What should I say if contacted by a third party (e.g., media, investors, private equity)?
A: Do not engage directly. Refer all inquiries to: IR@bgsf.com

Suggested response:

“We are currently in an exclusive agreement and cannot discuss any details. Our legal team would be happy to connect at the appropriate time.”

Q: How will I be kept informed?
A: We will continue to share updates via email.

Q: Who can I contact with questions?
A: Please reach out to your manager or HR business partner.

Compensation & Benefits

Q: What will this mean for employee compensation and benefits?
A: We’re continuing to operate in our normal course of business. No changes are expected to your compensation or aggregate benefits as a result of this announcement.

Q: Will my pay schedule or method of payment change?
A: No changes are expected at this time. You will continue to be paid through BGSF’s current payroll system until the transaction closes.

Q: What are the 401(k) details at INSPYR?
A: INSPYR offers retirement benefits through a 401K with matching.

• Immediate eligibility after close

• Traditional, Roth, and Catch-Up contributions allowed
• BGSF seniority date honored
• 25% match on the first 6% of contributions
• Administered by Principal, managed by Rockefeller

Health & Welfare Benefits

Q: What does this mean for our current health plans?
A: Open Enrollment will be available for an INSPYR Solutions plan. Your plan selections will remain in effect through December 31, 2026. INSPYR offers two PPO and two HDHP plans to fit your family’s needs. Your BGSF plans will be in place until close. INSPYR will have an Open Enrollment for you to elect benefits under their plan(s). There will be no gap in coverage.

Q: What will happen to my current BGSF 401K plan post close?
A: This will follow the BGSF plan documents related to keeping your funds in the plan, distribution or rollover options.

Q: Will our health insurance change mid-year, after the acquisition?
A: Yes, based on the anticipated timing of close, you will enroll in a new plan with INSPYR Solutions during an Open Enrollment process for BGSF employees that are joining the INSPYR team. There will be no gap in coverage. The plan will remain the same until 12/31/2026.

Q: If I have already met my deductible / out-of-pocket max, will this be recognized under the INSPYR plan?
A: No. Your deductible and out-of-pocket expenses will reset with the start of the INSPYR elections.

Q: Is there a waiting period to join INSPYR's benefits?
A: No, there will not be a waiting period. INSPYR is holding a special Open Enrollment in the INSPYR portal for this transition. Your coverage begins on the enrollment start date. There will be no gap in coverage.

Q: How do INSPYR benefits compare with BGSF benefits?
A: INSPYR provides a comprehensive package including two PPO and two HDHP plans to suit your family’s healthcare needs. INSPYR carriers include:

• Medical (Aetna)
• Dental & Vision (United Healthcare)
• Disability & Life Insurance (New York Life)
• HSA/FSA/Dependent Care (Inspira)
• Voluntary plans like Critical Illness, Identity Theft, Legal, and Pet Insurance
• Employee Assistance Program (ComPsych)

Q: Will my health benefit costs increase at INSPYR?
A: INSPYR offers a range of options with premiums that range from lower to higher than your current BGSF plans.

Paid Time Off & Holidays

Q: What will happen to my accrued PTO at close?
A: There will be no change to the current PTO policy.

Q: I have a vacation scheduled after the anticipated close date. Will it be honored?
A: Yes, there is no change to the current PTO policy, so your scheduled time off will be honored.

Q: How much PTO will I receive at INSPYR?
A: Your current PTO policy will remain unchanged.

Questions?
If you have any questions, please reach out to your HR Business Partner.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the proposed transaction, obtaining customary shareholder approval, satisfying closing conditions, the closing, including its timing, of the sale of BGSF, Inc.’s Professional Division, the use of proceeds of the sale, the projected operational and financial performance of BGSF and its various subsidiaries, including following the sale of BGSF’s Professional Division, its offerings of services and solutions and developments and reception of its services and solutions by client partners, and BGSF’s expectations, hopes, beliefs, intentions, plans, prospects, or strategies regarding the future revenue and the business plans of BGSF’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this communication are based on certain assumptions and analyses made by the management of BGSF considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on BGSF as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting BGSF will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the closing conditions for the sale of BGSF’s Professional Division not being satisfied, the ability of the parties to close the transaction on the expected closing timeline or at all, the nature, cost, or outcome of any legal proceedings relating to the transaction, the impact of the contemplated transaction on our stock price, the ability of BGSF to service or otherwise pay its debt obligations, including in the event the closing does not occur, the mix of services or solutions utilized by BGSF’s client partners and such client partners’ needs for these services or solutions, market acceptance of new offerings of services or solutions, the ability of BGSF to expand what it does for existing client partners as well as to add new client partners, whether BGSF will have sufficient capital to operate as anticipated, the impact the transaction or its announcement may have on BGSF’s operations, team members, field talent, client partners, and other constituents, the demand for BGSF’s services and solutions, economic activity in BGSF’s industry and in general, and certain risks, uncertainties, and assumptions described in BGSF’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. BGSF undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It

In connection with the proposed transaction, BGSF will file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other relevant documents, and will mail to BGSF’s shareholders a definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, BGSF’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders may obtain a free copy of documents filed by BGSF with the SEC at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain a free copy of BGSF’s filings with the SEC from BGSF’s website at https://investor.bgsf.com/financials/sec-filings/default.aspx, or by sending a written request to BGSF’s Corporate Secretary at our principal executive offices at 5850 Granite Parkway, Suite 730, Plano, Texas 75024.

Participants in the Solicitation

BGSF, its directors, and certain of its executive officers and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed transaction. Information regarding BGSF’s directors and executive officers is contained in the most recent Annual Report on Form 10-K filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation of BGSF’s shareholders in connection with the proposed transaction, and their direct or indirect interests, by securities, holdings, or otherwise, will be set forth in the definitive proxy statement and other materials relating to the proposed transaction when they are filed with the SEC. You may obtain free copies of these documents using the sources indicated above in Additional Information and Where to Find It.